INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Zila, Inc., on Form S-8 of our reports, dated October 12, 1995, appearing in the Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 1995.



/s/  DELOITTE & TOUCHE LLP

Phoenix, Arizona
April 24, 1996





                                 EXHIBIT 23.1